UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2019
Sphere 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

895 Don Mills Road,
Bldg. 2, Suite 900
Toronto, Ontario, Canada	M3C 1W3
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (416) 749-5999
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).
Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 3, 2020, the Company received a letter from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Marketplace Rule 5550(a)(2) for continued inclusion on The Nasdaq Capital Market as a result of the closing bid price for the Company’s common stock being below $1.00 for 30 consecutive business days. This notification has no effect on the listing of the Company’s common shares at this time.
The Nasdaq Marketplace Rules provide the Company with 180 calendar days, or until July 1, 2020, to regain compliance, which will require a closing bid price for the Company’s common stock above $1.00 for a minimum of 10 consecutive business days. If the Company does not comply with Marketplace Rule 5550(a)(2) by July 1, 2020, the Company may be eligible for additional time to demonstrate compliance with the bid price requirement. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, the Company will be granted an additional 180 days or until December 28, 2020 to become compliant. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company’s common shares, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On December 30, 2019, Sphere 3D Corp. (the “Company”) held its Annual Meeting of Stockholders ("Meeting"). Of the 3,758,105 shares of the Company's common stock outstanding as of the record date, 1,193,061 shares were represented at the Meeting, constituting a quorum present at the Meeting. The stockholders considered two proposals at the Meeting, each of which is described in more detail in the Company's Definitive Proxy Statement and Management Information Circular filed with the Securities and Exchange Commission on December 6, 2019. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.
1. Election of Directors
On a vote taken regarding the election of directors, it was declared that the shareholders elected the following nominees as directors of Sphere 3D Corp. for the ensuing year or until their successors are duly elected or appointed. Voting results are as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes	Abstentions
Cheemin Bo-Linn	656,296	164,071	372,269	2,565,469
Vivekanand Mahadevan	801,589	18,778	372,269	2,565,469
Duncan J. McEwan	803,590	16,777	372,269	2,565,469
Peter Tassiopoulos	794,862	25,505	372,269	2,565,469
2. Appointment of Auditors
On a vote taken regarding the appointment of auditors, it was declared that the shareholders approved the appointment of Smythe LLC as auditors of Sphere 3D Corp. for the ensuing year and that the directors were authorized to fix their remuneration. Voting results are as follows:

Votes For	Votes Withheld	Broker Non-Votes	Abstentions
1,189,457	3,179	—	2,565,469

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sphere 3D Corp.

By:	/s/ Peter Tassiopoulos
Name:	Peter Tassiopoulos
Title:	Chief Executive Officer
Date: January 6, 2020